Exhibit 10.3

GENERAL SALES AGREEMENT

Date: January 1, 2020

Supplier: KUBE Development Ltd

Direct Client: 东莞市正好实业投资有限公司 (Agility)

On January 1, 2020, KUBE Development Ltd. hereby acknowledges “东莞市正好实业投资有限公司 (Agility)” as Direct Client in the city of Dongguan and Guangzhou, China. KUBE Development Ltd. will sell goods directly to “东莞市正好实业投资有限公司 (Agility)”, and will not interfere with the affairs between “东莞市正好实业投资有限公司 (Agility)” and her China client, unless KUBE Development Ltd. was explicitly invited to do so by “东莞市正好实业投资有限公司 (Agility)”.

This agreement will have a 24 month (two year) period.

●	Start date: January 1, 2020

●	End Date: December 31, 2021

This agreement does not include any existing KUBE Development Ltd. clients that have been receiving goods or services from KUBE Development Ltd. prior to this date, located in the regions mentioned above. To eliminate confusion, any new account from “东莞市正好实业投资有限公司 (Agility)” is subject to review and approval from KUBE Development Ltd.

On Behalf of KUBE Development Ltd.

/s/ Winson H Wong	/s/ Kirin Tso, COO
Mr. Winson H Wong, CEO	Mr. Kirin Tso, COO

On Behalf of 东莞市正好实业投资有限公司 (Agility)

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